Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:   All American Semiconductor, Inc.
               Registration Statement on Form S-8



As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of All American Semiconductor, Inc. of our report dated February 15, 2002, except as to
Note 11, the date of which is March 4, 2002, and Note 9, the date of which is March 29, 2002, relating to the consolidated financial statements of All American Semiconductor, Inc. and its subsidiaries for the fiscal year ended December 31, 2001 included in the Annual Report on Form 10-K of All American Semiconductor, Inc. for the fiscal year ended December 31, 2001 and to all references to our firm included in such Registration Statement.



April 25, 2002
New York, New York



                                       /s/ Lazar Levine & Felix LLP
                                       ---------------------------------
                                       Lazar Levine & Felix LLP